UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): April 18, 2006

                               MANARIS CORPORATION

             (Exact name of registrant as specified in its charter)

         Nevada                       000-33199                   88-0467848
 -------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission File No.)         (IRS Employer ID)
  of incorporation)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
           -------------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                 (514) 337-2447
           -------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 With Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Explanatory Note

Manaris Corporation (the "Company") is amending the Form 8-K/A filed on April 24, 2006 to include the pro forma financial information required to be filed in connection with the acquisition of the assets of ITF Optical Technologies, Inc.

Item 2.01 Completion of Acquisition of Assets

As previously reported, on April 18, 2006, Manaris Corp. ("Manaris") and its wholly-owned subsidiary, Avensys Inc. ("Avensys"), consummated an Asset Purchase Agreement (the "ITF Agreement") to acquire the manufacturing assets of ITF Optical Technologies, Inc. ("ITF"). The purchase price to be paid for the manufacturing assets pursuant to the ITF Agreement is USD $1,526,651 (CAD $1,750,000), comprised of USD $654,279 (CAD $750,000) in cash and approximately 2,550,000 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") were purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Avensys currently owns 49% of the voting stock of Avensys Laboratories. The purchase price to be paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which are to be issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares to be issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories will decrease from 49% to 42%.

In connection with the ITF Agreement, the following agreements were effectuated:

      o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant to which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will pay a royalty of five percent on all revenues derived from Avensys Laboratories' intellectual property. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

      o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares for a period of three years, subject to certain exceptions. Thereafter, between April 1, 2009 and October 1, 2009, each ITF Preferred Shareholder shall have the option to either (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of USD $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal to its proportionate share of approximately USD $1,345,291 (CAD $1,500,000) divided by US $0.35 (CAD $0.39) per share.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements

(a) Financial Statements of businesses acquired

ITF Optical Technologies Inc. Consolidated Financial Statements for the
years ended June 30, 2005, 2004 and nine-month period ended March 31, 2006 ....4

    Report of Independent Registered Public Accounting Firm ...................6

    Consolidated Balance Sheet ................................................7

    Consolidated Statements of Operations .....................................8

    Consolidated Statements of Cash Flows .....................................9

    Notes to Consolidated Financial Statements ...............................10

(b) Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as at March 31, 2006 ....................33

Pro Forma Consolidated and Statement of Operations for
 the year ended June 30, 2005 ................................................34

Pro Forma Consolidated and Statement of Operations for the
 nine months ended March 31, 2006 ............................................35

    Notes to the Pro Forma Consolidated Statement of Operations ..............36

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MANARIS CORPORATION

Dated: November 14, 2006        By:  /s/ John G. Fraser
                                     -------------------
                                     John G. Fraser
                                     President and
                                     Chief Executive Officer

Item 9.01 Financial Statements

(a) Financial Statements of businesses acquired

ITF Optical Technologies Inc. Consolidated Financial Statements for the years ended June 30, 2005, 2004 and nine-month period ended March 31, 2006

     Report of Independent Registered Public Accounting Firm ..................5

     Consolidated Balance Sheet ...............................................6

     Consolidated Statements of Operations ....................................7

     Consolidated Statements of Cash Flows ....................................8

     Notes to Consolidated Financial Statements ...............................9

[Deloitte Logo]                                            Deloitte & Touche LLP
                                                           1 Place Ville Marie
                                                           Suite 3000
                                                           Montreal QC H3B 4T9
                                                           Canada

                                                           Tel: 514-393-5194
                                                           Fax: 514-390-4104
                                                           www.deloitte.ca


INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

To the Board of Directors of
ITF Optical Technologies Inc.,

We have audited the accompanying consolidated balance sheets of ITF OPTICAL TECHNOLOGIES INC. (the "Company") as at June 30, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

September 2, 2005,  except for Notes 22 and 23,  which are as of  September  14,
2006


8 The accompanying notes are an integral part of these consolidated financial statements. ITF OPTICAL TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS

                                                          As at        As at        As at
                                                         June 30,     June 30,    March 31,
                                                          2004          2005        2006
--------------------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                               (unaudited)
ASSETS

CURRENT
   Cash and cash equivalents                            $     899    $     367    $     810
   Short-term investments (Note 4)                         20,621       16,660       11,997
   Accounts receivable (Note 5)                               965          267          658
   Tax credits receivable (Note 7)                            356          389        1,065
   Inventories (Note 8)                                       472          710          508
   Prepaid expenses and other current assets                  127           67           78
                                                        ---------    ---------    ---------
                                                           23,440       18,460       15,116

DEFERRED ISSUANCE COSTS                                       314          212          136
CAPITAL ASSETS (Note 9)                                     5,443        3,133        2,016
                                                        ---------    ---------    ---------
                                                        $  29,197    $  21,805    $  17,268
                                                        =========    =========    =========
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
   Accounts payable and accrued liabilities (Note 11)   $   2,741    $   2,246    $   1,359
   Deferred revenue                                            36           89           45
   Current portion of long-term obligations (Note 12)         690          465          379
                                                        ---------    ---------    ---------
                                                            3,467        2,800        1,783
LONG-TERM OBLIGATIONS (Note 12)                               615          318           59
DEFERRED CREDITS (Note 13)                                     59           --           --
                                                        ---------    ---------    ---------
                                                            4,141        3,118        1,842
                                                        ---------    ---------    ---------
SENIOR CONVERTIBLE PREFERRED SHARES (Note 14)              39,409       39,409       39,409
                                                        ---------    ---------    ---------
COMMITMENTS (Note 17)

SHAREHOLDERS' DEFICIENCY
   Capital stock (Note 14)                                100,498       99,656       99,656
   Contributed surplus                                         29          875          875
   Deficit                                               (114,880)    (121,253)    (124,514)
                                                        ---------    ---------    ---------
                                                          (14,353)     (20,722)     (23,983)
                                                        ---------    ---------    ---------
                                                        $  29,197    $  21,805    $  17,268
                                                        =========    =========    =========

ITF OPTICAL TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                                                      Nine-month
                                           Year ended   Year ended  period ended
                                             June 30,     June 30,     March 31,
                                                2004         2005          2006
--------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                   (unaudited)

REVENUE                                     $   3,817    $   4,241    $   3,041

COST OF REVENUE                                 4,846        3,916        2,036
                                            ---------    ---------    ---------

GROSS INCOME (LOSS)                            (1,029)         325        1,005
                                            ---------    ---------    ---------

OPERATING EXPENSES
   Research and development, net (Note 7)       1,761        2,827        1,506
   Sales and marketing                            707          583          412
   General and administrative                   1,689        1,530        1,558
   Depreciation and amortization                1,910        1,655          666
   Other                                           (6)         357          335
                                            ---------    ---------    ---------

     Total operating expenses                   6,061        6,952        4,477
                                            ---------    ---------    ---------

LOSS FROM OPERATIONS                           (7,090)      (6,627)      (3,472)
                                            ---------    ---------    ---------

OTHER INCOME (EXPENSE)
   Interest                                       575          453          321
   Financial expenses (Note 12)                  (314)        (229)        (140)
   Foreign exchange (loss) gain                   (13)         (12)          32
                                            ---------    ---------    ---------

                                                  248          212          213
                                            ---------    ---------    ---------

LOSS BEFORE INCOME TAXES                       (6,842)      (6,415)      (3,259)

PROVISION FOR (RECOVERY OF) INCOME TAXES           27          (42)           2
                                            ---------    ---------    ---------

NET LOSS                                       (6,869)      (6,373)      (3,261)

DEFICIT at beginning                         (108,011)    (114,880)    (121,253)
                                            ---------    ---------    ---------

DEFICIT at end                              $(114,880)    (121,253)   $(124,514)
                                            =========    =========    =========

ITF OPTICAL TECHNOLOGIES INC.


CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Nine-month
                                                       Year ended   Year ended  period ended
                                                          June 30,     June 30,    March 31,
                                                             2004         2005         2006
--------------------------------------------------------------------------------------------
(In thousands of Canadian dollars)                                             (unaudited)

Cash provided by (used for):
OPERATING ACTIVITIES

   Net loss                                               $ (6,869)   $ (6,373)   $ (3,261)

   Items not affecting cash and cash equivalents:
     Depreciation and amortization                           2,767       2,657       1,155
     Gain on disposal of capital assets                         --         (39)         (9)
     Deferred credits                                           (8)        (59)         --
     Amortization of deferred issuance costs                   102         102          76
     Stock based compensation - employees                        1           2          --
                                                          --------    --------    --------
                                                            (4,007)     (3,710)     (2,039)

   Net changes in non-cash items related to operations:
     Accounts receivable                                      (491)        698        (391)
     Tax credits receivable                                    243         (33)       (675)
     Inventories                                              (227)       (238)        202
     Prepaid expenses and other current assets                 (42)         60         (11)
     Accounts payable and accrued liabilities                 (107)       (495)       (887)
     Deferred revenue                                           35          53         (44)
                                                          --------    --------    --------
                                                            (4,596)     (3,665)     (3,845)
                                                          --------    --------    --------
INVESTING ACTIVITIES
   Purchase of short-term investments                      (75,224)    (65,063)         --
   Maturity of short-term investments                       79,845      69,024       4,663
   Acquisition of capital assets                              (571)       (195)        (40)
   Proceeds from disposal of capital assets                     --          38          10
                                                          --------    --------    --------
                                                             4,050       3,804       4,633
                                                          --------    --------    --------
FINANCING ACTIVITIES
   Repayment of long-term obligations                         (823)       (673)       (345)
   Net proceeds from issuance of capital stock                  --           2          --
                                                          --------    --------    --------
                                                              (823)       (671)       (345)
                                                          --------    --------    --------
CASH AND CASH EQUIVALENTS INFLOW (OUTFLOW)                  (1,369)       (532)        443

CASH AND CASH EQUIVALENTS, beginning of year                 2,268         899         367
                                                          --------    --------    --------
CASH AND CASH EQUIVALENTS, end of year                    $    899         367    $    810
                                                          ========    ========    ========

Cash flows include the following items:

Interest paid                                             $    137    $     68    $     35
Income taxes paid                                         $     68    $     --    $     --

Non-cash investing and financing activities:
   Acquisition of capital assets through capital leases   $    166    $    151    $     --

1.    INCORPORATION AND NATURE OF ACTIVITIES

      ITF Optical Technologies Inc. (the "Company") was incorporated in January 1997 under Part IA of the Companies Act (Quebec).

      The Company's mission is to design and deliver state-of-the-art, highly reliable photonic solutions over a wide power range, by leveraging its propriety All-Fiber Technology; and to do it effectively and efficiently. The Company manufactures a wide range of products using fiber as the constituent medium in amplification and transmission systems for optical communications equipment manufacturers, and also offers a wide range of products for use in industrial and military applications.

      The Company sells and markets its products through a combination of direct sales and marketing personnel as well as a network of independent distributors and manufacturer representatives. The Company's market is global and its target customers include optical systems manufacturers and fiber laser manufacturers. The Company has segmented the market into three distinct geographic regions: North America, Europe, and the rest of the world.

      The Company currently purchases, from limited sources, supplies of several key components and materials used in the manufacturing of its products.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of presentation and consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ITF Optical Technologies (USA) Inc. All significant intercompany transactions and balances have been eliminated upon consolidation.

      Use of estimates

      The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

      Foreign currency translation

      The Company's currency of measurement is the Canadian dollar. Effective July 1, 2004, the Company's reporting currency was changed to the Canadian dollar.

      The Company's wholly-owned subsidiary is considered to be integrated. As a result, the subsidiary accounts are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are measured at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are measured at historical rates. Revenue and expenses are measured at the average rate for the period. Gains and losses resulting from translation are reflected in the statement of operations.

      Cash and cash equivalents

      The Company's cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of less than three months.

      Short-term investments

      Short-term   investments  are  carried  at  cost  and  consist  of  liquid investments with original maturities of more than three months.

      Inventories

      Inventories consist of raw materials, work in process and finished goods. The raw materials are valued at the lower of cost and replacement cost, determined using the first in, first out method. The work in process and finished goods are valued at the lower of cost and net realizable value. The cost of work in process and finished goods is computed on a currently adjusted standard basis (which approximates actual costs on a first in, first out basis).

      Deferred issuance costs

      Deferred issuance costs, related to the issuance of senior convertible preferred shares, are amortized using the straight-line method, over the term of the financial instrument.

      Capital assets

      Capital assets are accounted for at cost reduced by applicable research and development tax credits and by governmental grants related thereto.

      Assets under capital leases are accounted for at cost, that is at the present value of minimum lease payments over the lease term, excluding executory costs.

      Depreciation and amortization is based on their estimated useful lives using the straight-line method over the following periods:

      Property, plant and equipment
        Machinery and equipment                                   5 years
        Computer hardware and software                            3 years
        Office furniture and equipment                            5 years
        Leasehold improvements                     The term of the leases
        Assets under capital leases                               5 years

      Impairment of long-lived assets

      The Company evaluates the carrying amount of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability using undiscounted cash flows attributed to that asset. If an asset is impaired, it is written down to fair value using discounted cash flows attributed to that asset or prices for similar assets.

      Revenue recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed, the products or services are delivered and collectibility is probable. When an acceptance period exists, the revenue is recognized at the end of the acceptance period. Revenue from sales to distributors is recorded upon shipment to the distributors since such sales are not contingent upon the resale of the products.

      The Company also recognizes revenue from research and development collaboration agreements which specify milestones to be met and the payments associated with meeting each milestone. Revenue derived from these contracts is recognized upon completion of the milestones.

      The Company defers revenue for products not yet accepted by the customers.

      All products are warranted against defects in material and workmanship. The Company accrues for such warranty costs at the time revenue is recognized based on contract terms and experience from prior claims.

      Income taxes

      The Company provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse. The Company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

      Stock-based compensation plan and other stock-based payments

      The Company maintains a stock-based compensation plan, which is described in Note 15. Any consideration paid by the plan participants on the exercise of share options or purchase of shares is credited to "Capital Stock".

      Effective July 1, 2002, options granted to non-employees and consultants are accounted for at fair value and the related compensation expense is charged to operations in the period the services are rendered. Options granted to non-employees and consultants continue to be accounted for under the fair value method.

      Research and development expenses

      Research expenses are expensed as incurred net of related tax credits and of government assistance. Expenses related to development, which do not meet generally accepted criteria for deferral, are expensed as incurred. Development expenses which meet generally accepted criteria for deferral are capitalized and amortized against earnings over the estimated period of benefit.

3.    RESTRICTED FUNDS

      Concurrently with the issuance of the senior convertible preferred shares (see Note 14), the Company entered into a Special Account Agreement ("Agreement") with one of its shareholders, specifying the disbursement terms to the Company of its share of the share issuance proceeds. The Company deposited the shareholder's proceeds at its principal banking institution in a separate account, in its name ("Special Account"). Under the Agreement, two individuals shall at all times be required to approve the transfer of funds out of the Special Account without the need for any further authorization. One of the authorized signatories shall be the shareholder, the other authorized signatory shall be a person designated by the Company. Notwithstanding the preceding, a pre-approved monthly withdrawal schedule is established from time to time accordingly exempting the Company from any prior authorizations or prior signatures. This Agreement terminated December 31, 2004, and on June 30, 2005 there were no funds remaining, subject to the agreement.

4.    SHORT-TERM INVESTMENTS

                                              As at June 30,               As at
                                        -------------------------      March 31,
                                              2004           2005           2006
                                        -----------   -----------   ------------
                                                                    (unaudited)
Commercial paper denominated in
Canadian dollars, bearing interest
at annual rates of 3.75% to 3.85%,
maturing between May 2006
and November 2006
                                        $   20,621    $   16,660    $    11,997
                                        -----------   -----------   ------------
                                        $   20,621    $   16,660    $    11,997
                                        ===========   ===========   ============


5.    ACCOUNTS RECEIVABLE

                                                   As at June 30,          As at
                                        -------------------------      March 31,
                                               2004          2005           2006
                                        -----------   -----------   ------------
                                                                     (unaudited)

Trade receivables, net                  $      784    $       231   $       616
Indirect taxes                                  94             36            42
Others                                          87              -             -
                                        -----------   -----------   ------------
                                        $      965    $       267   $       658
                                        ===========   ===========   ============


The allowance for doubtful accounts was nil at June 30, 2004 and 2005 and at March 31, 2006.

Approximately 86% of trade receivables were due from two customers at June 30, 2004, 89% from five customers at June 30, 2005 and 57% from 1 customer at March 31, 2006.

The indirect taxes are a net receivable and represent the excess of sales taxes paid on purchases or expenditures over the taxes collected or collectable on sales.

6.    GOVERNMENT GRANT RECEIVABLE AND DEFERRED GRANT

      In 1999 and 2000, the Company received a government grant to support the growth of the Company based on budgeted project spending of $9.0 million and the creation of 80 permanent jobs from November 24, 1998 to November 24, 2000 for a total amount of $630,000. The jobs created must have been maintained until January 31, 2005, otherwise the grant would have to be reimbursed. As at January 31, 2005, the Company was in compliance. The amounts received have been deferred and amortized to income over the term of the agreement.

      The  Company  recorded  in  results  of  operations  nil  and  $54,508  of
      government   grants  for  the  years   ended  June  30,   2004  and  2005,
      respectively, and nil for the nine-month period ended March 31, 2006.

7.    TAX CREDITS RECEIVABLE

      The Company recorded research and development tax credits of $1,269,000, $1,758,000 and $677,000 as a reduction of research and development expenses for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively. These research and development tax credits represent credits earned based on qualifying research and development expenditures. In addition, the Company recorded research and development tax credits of $58,000 and $17,000 as a reduction of the carrying value of property and equipment for the years ended June 30, 2004 and 2005 respectively, and nil for the nine-month period ended March 31, 2006. These latter research and development tax credits represent credits earned based on qualifying machinery and equipment purchases.

8.    INVENTORIES

                                    As at June 30,                       As at
                            -------------------------------          March 31,
                                2004                2005                  2006
                            -----------        ------------      ---------------
                                                                  (unaudited)

      Raw materials         $       290        $        460      $          348
      Work in process               154                 135                  96
      Finished goods                 28                 115                  64
                            -----------        ------------      ---------------
                            $       472        $        710      $          508
                            ===========        ============      ===============

9.    CAPITAL ASSETS

                                                  As at June 30,
                                                      2004
                                     --------------------------------------
                                                  Accumulated      Net book
                                       Cost       depreciation        value
                                     --------------------------------------

Machinery and equipment            $   19,041     $   15,953     $   3,088
Computer hardware and software          3,525          3,456            69
Office furniture and equipment          1,558          1,316           242
Leasehold improvements                  4,614          3,570         1,044
Assets under capital leases             6,165          5,165         1,000
                                     ---------      ---------      --------

                                   $   34,903     $   29,460     $   5,443
                                     =========      =========      ========


                                                  As at June 30,
                                                     2005
                                     --------------------------------------
                                                  Accumulated      Net book
                                       Cost       depreciation        value
                                     --------------------------------------

Machinery and equipment            $   19,103     $   17,253     $   1,850
Computer hardware and software          3,571          3,499            72
Office furniture and equipment          1,607          1,590            17
Leasehold improvements                  4,614          3,987           627
Assets under capital leases             6,316          5,749           567
                                     ---------      ---------      --------

                                   $   35,211         32,078     $   3,133
                                     =========      =========      ========


                                                  As at March 31,
                                                       2006
                                     --------------------------------------
                                                  Accumulated      Net book
                                       Cost       depreciation        value
                                     --------------------------------------
                                                          (unaudited)

Machinery and equipment            $   19,119     $   17,980     $   1,139
Computer hardware and software          3,580          3,526            54
Office furniture and equipment          1,607          1,603             4
Leasehold improvements                  4,614          4,262           352
Assets under capital leases             6,316          5,849           467
                                     ---------      ---------      --------

                                   $   35,236         33,220     $   2,016
                                     =========      =========      ========

      The Company recorded depreciation and amortization expenses of $2,767,000, $ 2,657,000 and $1,155,000, of which $857,000, $1,002,000 and $489,000 is included in cost of revenue for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively.

      Capital assets of $166,000 and $151,000 were acquired through capital leases for the year ended June 30, 2004 and 2005, respectively, and $38,000 for the nine-month period ended March 31, 2006.


10.   BANK LOAN

      On April 11, 2005, the Company entered into a new credit facility, which includes a revolving demand line of credit of up to $4.0 million and a demand loan of up to $1.5 million, both bearing interest at prime rate plus 1%, as well as a lease-line of credit of $1.45 million. The credit facilities are secured by a first rank chattel mortgage on property, both corporal and incorporal, existing and future receivables including research and development tax credits, and is repayable partly upon receipt of the refund of the tax credits. The credit facility expires in April 2006.

      As of June 30, 2005 and March 31, 2006, the bank loan facility was not used.

      The Company has outstanding letters of guarantee amounting to $30,000 and $50,000 as at June 30, 2005 and March 31, 2006, respectively, maturing in April 2006.

11.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                    As at June 30,                        As at
                                                            -------------------------------           March 31,
                                                                2004               2005                    2006
                                                            -----------        ------------      ---------------
                                                                                                    (unaudited)

         Trade payables                                   $        722       $         494     $           153
         Accrued liabilities                                       668                 620                 625
         Income taxes                                               48                   -                   -
         Accrued payroll and related expenses                      513                 530                 381
         Provision for warranty                                    790                 602                 200
                                                            -----------        ------------      ---------------

                                                          $      2,741       $       2,246     $         1,359
                                                            ===========        ============      ===============

12. LONG-TERM OBLIGATIONS

                                                                    As at June 30,                        As at
                                                            -------------------------------           March 31,
                                                               2004                2005                    2006
                                                            -----------        ------------      ---------------
                                                                                                    (unaudited)
     Obligations under capital leases
     Equipment lease contracts ($1.2 million and
     $0.7 million for 2004 and 2005,respectively),
     interest rates ranging from 4.92% to 8.12%,
     maturing between July 2006 and July 2007             $     1,276        $        746      $          409
     Interest included in installments                            (72)                (22)                (14)
                                                            -----------        ------------      ---------------
                                                                1,204                 724                 395



     Long-term debt

     Other loans, interest rates ranging from 6% to 10%,
     maturing between November 2005 and February 2010             101                  59                  43
                                                            -----------        ------------      ---------------
                                                                1,305                 783                 438
     Current portion                                             (690)               (465)               (379)
                                                            -----------        ------------      ---------------

                                                          $       615        $        318      $           59
                                                            ===========        ============      ===============

The interest expense on long-term obligations amounted to $137,000 and $68,000 for the years ended June 30, 2004 and 2005, respectively and $35,000 for the nine-month period ended March 31, 2006.

Long-term debt principal repayments and minimum lease payments under capital leases for the next five years are as follows:

                                              Long-term debt      Capital leases
                                             ----------------     --------------

                                             2006 -    $ 23        2006 -   $110
                                             2007 -    $ 11        2007 -   $283
                                             2008 -    $ 12        2008 -      2
                                             2009 -    $ 10        2009 -     --
                                             2010 -    $  7        2010 -     --

13. DEFERRED CREDITS

                                                 As at June 30,                             As at
                                             -------------------------------             March 31,
                                                 2004               2005                     2006
                                             -----------        ------------      ---------------
                                                                                     (unaudited)

         Deferred grant (Note 6)           $         54       $           -     $             -
         Lease inducements                            5                   -                   -
                                             -----------        ------------      ---------------

                                           $         59       $           -     $             -
                                             ===========        ============      ===============

14.

14.   CAPITAL STOCK

      a) Authorized:


      Unlimited number of common voting shares, participating, without par value

      Unlimited number of Class C non-voting shares, participating, without par value, convertible into common shares on a one-to-one basis under the following conditions on the earliest of:

      (1) The date that the Company completes an underwritten public offering of common shares in which the aggregate price paid is at least U.S. $25,000,000.

      (2) The completion by the Company of a registered public offering (regardless of the size) initiated by certain holders of common shares or by the holders of the senior convertible preferred shares.

      10,981,222 senior convertible preferred voting shares, participating, convertible at the holder's option into common shares, at any time on the basis of a conversion price, which conversion price would be subject to adjustment upon the occurrence of certain stated events, redeemable, at fair value after five years, if the Company has not completed an initial public offering with gross proceeds of at least U.S. $25,000,000 ("Qualified IPO"), with non-cumulative dividends at the same rate as dividends are paid with respect to the common shares, shall be entitled, out of funds legally available for payment to the shareholders of the Company, pari passu with each other and before any distribution or payment is made upon any other class or series of shares, to be paid an amount equal to the consideration for which such senior convertible preferred shares were issued by the Company being an amount of U.S. $2.28 for each senior convertible preferred share plus after such liquidation preference payments the holders of the senior convertible preferred shares shall be entitled to receive the remaining property of the Company to be distributed on a pari passu basis with the holders of the other classes of shares in case of winding-up, without par value. 14. CAPITAL STOCK (Continued) b) Warrant

      A warrant granted to an agent which provided for the right to purchase 86,400 common shares expired, unexercised on April 6, 2005. Accordingly, the recorded amount of such warrant was reclassified to contributed surplus.

      The following table summarizes the issued and outstanding capital stock as at June 30, 2004 and 2005 and March 31, 2006:

                                As at June 30,                As at June 30,              As at March 31,
                                     2004                          2005                         2006
                           -------------------------    ---------------------------   -------------------------
                               Shares        Amount        Shares         Amount          Shares       Amount
Preferred shares:
Presented as debt
  Senior convertible
  preferred shares           10,981,222    $ 39,409       10,981,222      $ 39,409      10,981,222    $ 39,409
                           =============   =========    =============     =========                   =========
Other capital stock:

Common shares                 9,534,729    $ 99,140        9,534,729      $ 99,140       9,534,729      99,140
Class C shares                  152,575         514          153,325           516         153,325         516
Warrants                                        844                              -                           -
                                           ---------                      ---------                   ---------

                                           $100,498                       $ 99,656                    $ 99,656
                                           =========                      =========                   =========

      In 2005, the Company issued 750 Class C shares for net proceeds of $2,000 under the Employee Stock Option Plan, and nil for the nine-month period ended March 31, 2006.

15.   STOCK OPTION PLAN

      The Company has an Employee Stock Option Plan as amended in 2001 (the "Plan") available to employees, directors and consultants of the Company and its subsidiary. The options under the Plan are granted for Class C shares at average prices equal to the fair market value of the shares at the date of grant, and generally may be exercised during the three years following the first anniversary of the date of grant, and expire on the earliest of the sixth anniversary of the date of grant and 90 days following termination of employment. As at June 30, 2005 and March 31, 2006, 647,065 and 888,833 Class C shares, respectively, were available for future grants under the Plan.

      The following table summarizes stock option activities under the Plan:

                                                                          For the nine-month
                                                                             period ended
                                    For the year ended June 30,             March 31, 2006
                            ------------------------------------------   --------------------
                                 2004                    2005
                           --------------------   --------------------
                                       Weighted               Weighted               Weighted
                                        average                average                average
                                       exercise               exercise               exercise
                             Number       price     Number       price     Number       price
                           --------    --------   --------    --------   --------    --------
                                                                             (unaudited)
Outstanding, beginning of
  period                    812,794    $   9.35    778,341    $   9.63    764,931    $   9.63

Granted                      11,955        3.36     10,365        3.36         --          --
Exercised                        --          --       (750)       2.00         --          --

Cancelled/forfaited         (46,408)      )3.10    (23,025)       7.12   (241,768)       5.59
                           --------    --------   --------    --------   --------    --------
Outstanding, end of year    778,341        9.63    764,931        9.63    523,163        8.93
                           ========    ========   ========    ========   ========    ========

Exercisable, end of year    633,556    $   9.88    689,215    $  10.32    485,230    $   9.36
                           ========    ========   ========    ========   ========    ========

      The following table summarizes information about options outstanding as at June 30, 2005:

                                                          As at June 30, 2005
                       -------------------------------------------------------------------------------------------
                                       Options outstanding                              Options exercisable
                       -----------------------------------------------------       -------------------------------
                                                 Weighted          Weighted                              Weighted
                                                  average           average                               average
        Range of              Number            remaining          exercise              Number          exercise
  exercise price         outstanding                 life             price         exercisable             price
-----------------      --------------       --------------       -----------       -------------       -----------
$   1.00 to 3.00             164,575                  2.4        $     1.11             164,575        $     1.11

    3.01 to 6.00             393,089                  3.5              3.39             317,373              3.40

    6.01 to 8.00              64,543                  1.9              7.00              64,543              7.00

   8.01 to 40.00             142,724                  1.5             37.84             142,724             37.84
-----------------      --------------                            -----------       -------------       -----------

                             764,931                             $     9.63             689,215        $    10.32
                       ==============                            ===========       =============       ===========


                                                          As at March 31, 2006
                       -------------------------------------------------------------------------------------------
                                       Options outstanding                              Options exercisable
                       -----------------------------------------------------       -------------------------------
                                                 Weighted          Weighted                              Weighted
                                                  average           average                               average
        Range of              Number            remaining          exercise              Number          exercise
  exercise price         outstanding                 life             price         exercisable             price
-----------------      --------------       --------------       -----------       -------------       -----------
$   1.00 to 3.00             143,643                  1.7        $     1.06             143,643        $     1.06

    3.01 to 6.00             247,671                  2.7              3.40             209,738              3.41

    6.01 to 8.00              42,793                  0.9              7.00              42,793              7.00

   8.01 to 40.00              89,056                  0.8             37.92              89,056             37.92
-----------------      --------------                            -----------       -------------       -----------

                             523,163                             $     8.93             485,230        $     9.33
                       ==============                            ===========       =============       ===========

      The fair value of options granted during the year ended June 30, 2004 amounted to $0.71 per option. The fair value of options granted during the year ended June 30, 2005 amounted to $0.65 per option. The fair value of each option granted was determined using the Black-Scholes option pricing model and the following assumptions:

                          For options granted during the year ended June 30,
                          --------------------------------------------------
                                         2004                    2005
                                         ----                    ----

        Risk-free interest rate          4.0%                    3.6%
        Expected life                    6 years                 6 years
        Minimum volatility               0%                      0%
        Expected dividend yield          0%                      0%

      The Company recorded an expense of $1,000 and $2,000 for options granted to employees for the years ended June 30, 2004 and 2005 respectively.

16.   INCOME TAXES

      At June 30, 2005, the Company had research and development expenses carried forward of $32,046,000 and $43,204,000 at the Federal and Provincial levels respectively, which can be used indefinitely to reduce future taxable income.

      At June 30, 2005, the Company had net operating loss carryforwards of $52,599,000 and $46,684,000 at the Federal and Provincial levels, respectively. The net operating loss carryforwards are limited to use in varying annual amounts through 2015.

      At June 30, 2005, the Company had Canadian investment tax credits of $5,570,000, available to offset future federal income tax liabilities. These credits expire in varying amounts through 2014.

      Substantially all of these tax losses originate from the operations in Canada.

      The benefits of these items have not been recorded in these financial statements.

17.   COMMITMENTS

        The Company has non-cancelable operating lease commitments for terms ending in May 2010. The balance of the commitments under such leases and agreement excluding property taxes and other escalator clauses is approximately $1,352,000. Total expenses were $393,000, $381,000 and $295,000 for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively. Minimum payments payable over the next five years are as follows:

                          2006                  $   372
                          2007                  $   286
                          2008                  $   271
                          2009                  $   266
                          2010                  $   155
                          2011                  $     -

      The Company must pay royalties of 4% of the net invoice price of all optical fiber couplers that are incorporated, used, or manufactured by the use of one or more of the licensed patents, whether produced separately or incorporated as a part of another product, to the Communications Research Center. Payments are due by February 28 of each year for the sales of the preceding year and will continue to be due until the Company ceases to sell these licensed products or until the applicable patent expires. During the year and the nine-month period ended March 31, 2006, no amount was accrued as a royalty expense.

      The Company has a license agreement for the use and production of fiber Bragg Gratings. Under this agreement, the Company will pay royalties to the Communications Research Center for the lesser of $12 per Bragg Grating or 4% of the net invoice price of any licensed product sold, that is incorporated, used, or manufactured by the use of one or more of the licensed patents whether produced separately or incorporated as a part of another product. Payments are due by December 31 of each year for the sales during the year and will continue to be due until the Company ceases to sell these licensed products or until the applicable patent expires. During the year and the nine-month period ended March 31, 2006, the Company accrued $2,700 and $2,069 in royalty expenses, respectively.

      The Company has an agreement with Polyvalor, Societe en Commandite, a limited partnership created to commercially exploit the research results and related intellectual property created by the professors and research personnel of Ecole Polytechnique of the University of Montreal, which includes an assignment to the Company of all rights, titles and interests in certain patents relating to fibre optic filters and integrated couplers for use in fibre optics. Under this agreement, the Company agreed to pay a royalty of 3% of net revenue to Polyvalor in relation to the commercial exploitation of the subject patents. During the year and the nine-month period ended March 31, 2006, no amount was accrued as a royalty expense.

      The Company has entered into a license agreement with British Telecommunications for the use of wavelength flattened coupler patents. Under this agreement, the Company agreed to pay a royalty of 4% of the selling price of any licensed product sold, that is incorporated, used or manufactured by the use of one or more of the licensed patents. Where the licensed product is sold as a component of a product to which the Company has added value beyond the value of the licensed product, the applicable royalty shall be $2 for each licensed product incorporated into the value added product. Payments are due within 45 days of the end of each Semi Annual Accounting Period that ends June 30 and December 31 of each year. The guaranteed minimum annual royalty sum is $3,000. During the year and the nine-month period ended March 31, 2006, the Company accrued $2,300 and $625 in royalty expenses, respectively.

18.   FINANCIAL INSTRUMENTS

      FAIR VALUE

      Cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and long-term obligations are financial instruments of which the fair values approximate their carrying values.

      As disclosed in Note 14 , the senior convertible preferred shares are redeemable at fair value if a Qualified IPO has not occurred on or before August 12, 2007. Since an open market for these shares does not exist, it is not practicable to establish the fair value of these shares with sufficient reliability. Information about the principal characteristics of the senior convertible preferred shares that are pertinent to their fair value may be found in Note 14.

      CONCENTRATION OF CREDIT RISK

      Financial instruments, which subject the Company to potential credit risk, consist of cash and cash equivalents, short-term investments and trade receivables. The Company maintains its short-term investments with high-credit quality financial institutions. To date, the Company has not incurred losses related to these investments.

      The Company extends reasonably short collection terms but does not require collateral. The Company provides allowances for potential credit losses. The Company has not experienced significant losses to date. Management believes the financial risks associated with these financial instruments are minimal.

      Four customers account for approximately 73%, 70% and 69% of revenue for the years ended June 30, 2004 and 2005 and the nine-month period ended March 31, 2006, respectively (see Note 5).

      CURRENCY RISK

      The Company realizes a significant portion of its sales in foreign currencies, principally U.S. dollars. The foreign exchange risk is mitigated due to the purchase of raw materials and capital assets in the same currency. The foreign exchange risk is also managed whenever possible by matching assets with related liabilities by currency.

      Fluctuations in the exchange rate between Canadian and U.S. dollars could have a material effect on the Company's business, financial condition and results of operations.

      The Company has not experienced significant foreign currency losses to date. The Company has not entered into foreign exchange contracts or other instruments to mitigate this risk.

19.   SEGMENTED INFORMATION

      The Company's activities are grouped under one reportable operating segment. All of the Company's long-lived assets are located in Canada. The Company has segmented the market into three distinct geographic regions:
      North America, Europe and the rest of the world. Given that substantially all revenue is generated from customers located in North America, no geographic disclosure is presented for Europe and the rest of the world.

20.   RELATED PARTY TRANSACTIONS

      For the year ended June 30, 2004 and 2005 respectively, the Company recorded $17,437 and $24,919 of expenses for consulting services rendered by one of its board members. For the nine-month period ended March 31, 2006, $41,689 was recorded.

      These transactions are in the normal course of operations and measured at the exchange amount.

21.   COMPARATIVE AMOUNTS

      Certain comparative amounts for the year ended June 30, 2004 have been reclassified in order to conform to the presentation adopted in the current year. 22.

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES

      The Company's consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The principal differences between Canadian GAAP and United States GAAP are presented below.

      Had these consolidated financial statements been prepared in accordance with United States GAAP, the effect on net earnings (loss) and on shareholders' equity would have been as follows:

                                                                                                  Nine-month
                                                                Year ended        Year ended     period ended
                                                                 June 30,          June 30,        March 31,
                                                                   2004              2005            2006
-------------------------------------------------------------------------------------------------------------------
Net loss in accordance
  with Canadian GAAP                                            $   (6,869)      $   (6,373)       $   (3,261)
-------------------------------------------------------------------------------------------------------------------

                                                                                                  (unaudited)
Adjustments with respect to the following items:
Short-term investments (a)                                               1               10                (9)
Senior convertible preferred shares (b)                                102              102                76
Stock-based compensation (c)                                           (36)               2                 -
-------------------------------------------------------------------------------------------------------------------
                                                                        67              114                67
-------------------------------------------------------------------------------------------------------------------
Net loss in accordance
  with United States GAAP                                       $   (6,802)      $   (6,259)       $   (3,194)
-------------------------------------------------------------------------------------------------------------------

                                                                                       As at
                                                                ---------------------------------------------------
                                                                 June 30,          June 30,         March 31,
                                                                   2004              2005             2006
-------------------------------------------------------------------------------------------------------------------
                                                                                                   (unaudited)

Shareholders' equity in accordance
  with Canadian GAAP                                            $  (14,353)      $  (20,722)       $  (23,983)
-------------------------------------------------------------------------------------------------------------------

Add (deduct):
Short-term investments (a)                                              (9)               1                (8)
Senior convertible preferred shares (b)                             39,095           39,197            39,273
Stock-based compensation (c)                                             -                -                 -
-------------------------------------------------------------------------------------------------------------------
                                                                    39,086           39,198            39,265
-------------------------------------------------------------------------------------------------------------------
Shareholders' equity in accordance
  with United States GAAP                                       $   24,733       $   18,476        $   15,282
-------------------------------------------------------------------------------------------------------------------

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES (Continued)

      (a) Investments:

      United States GAAP require securities to be classified as either held for trading, held to maturity or available for sale. The Company has classified all investments as held for trading under United States GAAP, which are carried on the balance sheet at their fair value. All changes in the fair value of held for trading securities are recorded in income in the period in which they occur.

      Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under United States GAAP.

      As at March 31, 2006, June 30, 2004, and June 30, 2003, the excess of their cost over their fair value is $8, $9 and $10, respectively. As at June 30, 2005, the excess of their fair value over their cost is $1.

      (b) Senior convertible preferred shares:

      Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under United States GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. As the senior convertible preferred shares are only redeemable in certain circumstances which are not entirely under the control of the Company, US GAAP require that the Company's senior convertible preferred shares be presented as equity, net of issuance costs of $509.

      Amortization of deferred issuance costs for the nine-month period ended March 31, 2006 and the years ended June 30, 2005 and 2004 was $76, $102 and $102 respectively.

22. RECONCILIATION OF CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO THOSE OF THE UNITED STATES (Continued)

      (c) Stock-based compensation:

      The Company has a stock option plan for the benefit of its employees, directors and consultants as described in the notes to the consolidated financial statements.

      (i) Stock option plan for employees:

      Under United States GAAP, in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", the Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock option plan. Under the provisions of APB 25, the Company's stock option plan was accounted for as non-compensatory. However, the life of certain of the Company's stock options was extended, and a compensation cost was recorded at the date of modification based on the intrinsic value of the stock options at that date.

      Under Canadian GAAP, options granted to employees subsequent to July 1, 2003, are accounted for under the fair value method, whereby compensation expense is recognized in earnings based on the fair value of the options granted and the period over which they become exercisable. For option grants prior to July 1, 2003, no compensation cost was recorded under Canadian GAAP. Compensation expense recorded under Canadian GAAP related to options granted to employees for the nine-month period ended March 31, 2006 and the years ended June 30, 2005 and 2004 was nil, $2 and $1 respectively.

      (ii) Stock option plan for non-employees:

      Under United States GAAP, the Company accounted for stock options granted to non-employees under the fair value method. Under Canadian GAAP, prior to July 1, 2002, such transactions were accounted for as capital transactions.

      Compensation expense under United States GAAP related to options granted to non-employees prior to July 1, 2002 totalled $36 in the year ended June 30, 2004. There was no compensation expense in the year ended June 30, 2005 or in the nine-month period ended March 31, 2006.

23.   SUBSEQUENT EVENTS

      On April 18, 2006, the Company entered into an Asset Purchase Agreement whereby substantially all of the manufacturing and research and development related assets were wold to Avensys Inc., a wholly owned subsidiary of Manaris Corporation and a related Company, Avensys Laboratories Inc. The assets sold were comprised principally of inventory, capital assets and intellectual property rights.

      The consideration for the transaction was cash of $750,000 and 2,550,795 common shares of Manaris Corporation, with an estimated fair value of $1,000,000, and the assumption of certain obligations of the Company. In addition, the shareholders of the Company received 580,000 common shares and 2,000,000 Class E preferred shares of Avensys Laboratories.

Item 9.01 Financial Statements

(b) Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as at March 31, 2006 ....................33

Pro Forma Consolidated Statement of Operations
  for the year ended June 30, 2005 ...........................................34

Pro Forma Consolidated Statement of Operations
  for the nine months ended March 31, 2006 ...................................35

     Notes to the Pro Forma Consolidated Financial Statements ................36

Manaris Corporation
(formerly a Development Stage Company)
Pro Forma Consolidated Balance Sheet as at March 31, 2006
(expressed in  000's of U.S. dollars)
(Unaudited)

                                                                                              Pro Forma
                                                                              ------------------------------------------

                                                                                                             Pro Forma
                                                Manaris      ITF Optical      Acquisition  Purchase Price  Consolidated
                                               Corporation  Technologies Inc. Eliminations   Allocation    Balance Sheet
                                                               (Note 4 A)         (a)        (Note 4 B)
                                                    $               $              $            $                $
Assets - Current Assets

Cash and equivalents                               964             694            (694)           (654)            310
Short Term Investment (3 months +)                              10,272         (10,272)
Accounts receivable                              2,121             564            (564)             31           2,152
Deposit in Trust                                 1,323                                                           1,323
Other receivables                                  598             912            (912)                            598
Inventory                                        1,259             435                              40           1,734
Prepaid expenses                                   145              67             (67)                            145
Restricted marketable securities                    86                                                              86
--------------------------------------------  --------------------------------------------------------------------------
Total Current Assets                             6,496          12,944         (12,509)           (583)          6,348

Property and equipment                             519           1,727                             872           3,118
Intangible assets                                3,694                                             321           4,015
Goodwill                                         1,014                                                           1,014
Deferred costs                                     240                                                             240
Prepaid expenses   long term                         5             117            (117)                              5
--------------------------------------------  --------------------------------------------------------------------------
Total Assets                                    11,968          14,788         (12,626)            610          14,740
--------------------------------------------  --------------------------------------------------------------------------

Current liabilities
Accounts payable and accrued liabilities         2,752           1,164          (1,164)            244           2,996
Deferred Revenues                                                   38             (38)             31              31
Loans payable and bank advances                  1,944                                                           1,944
Current portion of long term debt                   79             325                               2             406
Current portion of convertible debentures          183                                                             183
Due to related parties                              40                                                              40
--------------------------------------------  --------------------------------------------------------------------------
Total Current Liabilities                        4,998           1,527          (1,202)            277           5,600


Long term debt, less current portion               229              50             (50)                            229
Derivative financial instrument                                                                    504             504
Balance of purchase price payable                                                                  794             794
Convertible debentures                             696                                                             696
--------------------------------------------  --------------------------------------------------------------------------
Total liabilities not subject to compromise      5,923           1,577          (1,252)          1,575           7,823

Liabilities subject to compromise                  684                                                             684
Non controling interest                             24                                                              24
--------------------------------------------  --------------------------------------------------------------------------
Preferred Shares                                                   117            (117)


Stockholders' Equity (Deficit)
Capital Stock                                        1         119,034        (119,034)                              1
Additional Paid in Capital                      32,438             750            (750)            872          33,310
Accumulated other comprehensive loss              (384)                                                           (384)
Deficit                                        (26,718)       (106,690)        106,690                         (26,718)
--------------------------------------------  --------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)             5,337          13,094         (13,094)            872           6,209
--------------------------------------------  --------------------------------------------------------------------------
Total Liabilities and Stockholders'
  Equity (Deficit)                              11,968          14,788         (14,463)          2,447          14,740
--------------------------------------------  --------------------------------------------------------------------------

(a) The ITF transaction involved the acquisition of the manufacturing and research and development assets, certain current assets and the assumption of certain current liabilities of ITF Optical Technologies Inc. Cash, short-term investments, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, deferred revenues, long-term debt and preferred shares were not acquired/assumed in connection with the ITF transaction, and have consequently been eliminated from this pro forma balance sheet, along with the equity accounts of ITF.

Manaris Corporation
(formerly a Development Stage Company)
Pro Forma Consolidated Statement of Operations for the year ended June 30, 2005 (expressed in 000's of U.S. dollars, except per share amounts)
(Unaudited)

                                                                                                         Pro Forma
                                                           Manaris        ITF US GAAP                   Consolidated
                                                         Statement of    Statement of     Pro Forma     Statement of
                                                          Operations      Operations     Adjustments     Operations
                                                          (Note 5 C)      (Note 5 A)     (Note 5 B)     (unaudited)

                                                               $                $             $              $
Revenue                                                      9,890          3,394                          13,284
-------------------------------------------------------------------  -------------  ------------  ----------------
Cost of Revenue                                              7,534          3,134                          10,668
-------------------------------------------------------------------  -------------  ------------  ----------------
Gross Profit                                                 2,356            260              -            2,616
Expenses
Depreciation and amortization                                  641          1,324           (643)           1,322
Selling, general and administrative                          5,237          1,691                           6,928
Acquired in-process r&d                                        387              -                             387
Disposal of long-lived assets                                   15              -                              15
Impairment of goodwill and other intangible assets             117              -                             117
Research and development                                     1,467          2,262          1,407            5,136
Stock based compensation                                       792             (2)                            790
Contigency loss                                                193              -                             193
Other Operating Expense                                          -            286                             286
-------------------------------------------------------------------  -------------  ------------  ----------------
Total Operating Expenses                                     8,849          5,561            764           15,174
-------------------------------------------------------------------  -------------  ------------  ----------------
Profit (Loss) from Continuing Operations                    (6,493)        (5,301)          (764)         (12,558)
Interest Income (Expense)                                     (200)           370           (356)            (186)
Debenture accretion                                           (609)             -            273             (336)
Amortization of Deferred Issuance Costs                          -             82                              82
Foreign exchange gain (loss)                                     -            (10)            12                2
Other Revenues (Expenses)                                     (454)          (183)                           (637)
-------------------------------------------------------------------  -------------  ------------  ----------------
Net Profit (Loss) before Income Tax Benefit                 (7,756)        (5,042)          (835)         (13,633)
Income Tax Benefit - Refundable tax credits                    658             34          1,407            2,099
-------------------------------------------------------------------  -------------  ------------  ----------------
Net Profit (Loss) before Non-controling interest            (7,098)        (5,008)           572          (11,534)
Non-Controling Interest                                        (98)             -                             (98)
-------------------------------------------------------------------  -------------  ------------  ----------------
Net loss from Continuing Operations                         (7,196)        (5,008)           572          (11,632)
-------------------------------------------------------------------  -------------  ------------  ----------------
Net loss from continuing operations
  per share - basic and diluted                              (0.16)                        (0.04)           (0.20)
-------------------------------------------------------------------  -------------  ------------  ----------------
Weighted average shares outstanding                         44,791                        12,951           57,742
-------------------------------------------------------------------  -------------  ------------  ----------------

(a) Weighted average shares outstanding calculation has been adjusted to include the 10,400,002 common shares issued to acquire Avensys Inc. on February 28, 2005, starting from July 1, 2004 and the 2,550,795 common shares of Manaris that were issued to acquire the assets of ITF Optical Technologies Inc. from July 1, 2005, rather than the actual issue date of April 18, 2006.

Manaris Corporation
(formerly a Development Stage Company)
Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2006
(expressed in  000's of U.S. dollars)
(Unaudited)

                                                                                                                 Pro Forma
                                                            Manaris        ITF US GAAP                          Consolidated
                                                          Statement of    Statement of          Pro Forma       Statement of
                                                           Operations      Operations          Adjustments       Operations
                                                                           (Note 6 A)           (Note 6 B)      (unaudited)

                                                               $                $                   $                $
Revenue                                                      7,554            2,585                                10,139
Cost of Revenue                                              5,302            1,731                                7,033
------------------------------------------------------------------------------------         ---------------------------------
Gross Profit                                                 2,252              854                  -              3,106
------------------------------------------------------------------------------------         ---------------------------------

Expenses
Depreciation and amortization                                  703              566                 (55)            1,214
Selling, general and administrative                          4,903            1,675                                 6,578
Loss on Impairment of goodwill                               4,278                -                                 4,278
Loss on impairment of Intangible Assets                         49                -                                    49
Research and development                                       650            1,280                 576             2,506
Other Operating Expenses                                                        285                                   285
Stock based compensation                                       473                -                                   473
------------------------------------------------------------------------------------         ---------------------------------
Total Operating Expenses                                    11,056            3,806                 521            15,383
------------------------------------------------------------------------------------         ---------------------------------

Profit (Loss) from Continuing Operations                    (8,804)          (2,952)               (521)          (12,277)
Interest Income (Expense)                                     (689)             265                (219)             (643)
Debenture accretion                                         (3,100)               -                 266            (2,834)
Amortization of Deferred Issuance Costs                                          65                                    65
Preferred shares Accretion                                                        -                                     -
Financial Expenses                                                                -                                     -
Foreign exchange gain (loss)                                                     27                 (27)                -
Other revenues (expenses)                                       26             (119)                                  (93)
------------------------------------------------------------------------------------         ---------------------------------
Net Profit (Loss) before Income Tax Benefit                (12,567)          (2,714)               (501)          (15,782)
Provision for Income Taxes                                                       (2)                                   (2)
Income Tax Benefit - Refundable tax credits                    515                -                 576             1,091
------------------------------------------------------------------------------------         ---------------------------------
Net Profit (Loss) before Non-controling interest           (12,052)          (2,716)                 75           (14,693)
Non-Controling Interest                                         (5)               -                                    (5)
------------------------------------------------------------------------------------         ---------------------------------
Net loss from Continuing Operations                        (12,057)          (2,716)                 75           (14,698)
Effect of reduction in exercise price
  of outstanding warrants                                   (2,197)               -                                (2,197)
------------------------------------------------------------------------------------         ---------------------------------
Net loss from continuing operations
  applicable to common stockholders                        (14,254)          (2,716)                 75           (16,895)
------------------------------------------------------------------------------------         ---------------------------------

Net loss from continuing operations
  per share-Basic and diluted                                (0.21)                               (0.03)            (0.24)
------------------------------------------------------------------------------------         ---------------------------------
Weighted average shares outstanding                         67,219                                2,551            69,770(a)
------------------------------------------------------------------------------------         ---------------------------------

(a) Weighted average shares outstanding calculation has been adjusted to include the the 2,550,795 common shares of Manaris that were issued to acquire the assets of ITF Optical Technologies Inc. from July 1, 2005, rather than the actual issue date of April 18, 2006.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 1 - The  unaudited  Pro  Forma  Consolidated  Balance  Sheet  and Pro Forma
Consolidated Statements of Operations have been prepared for informational purposes only and do not purport to be indicative of the financial position or the results of operations that actually would have occurred if the acquisitions had been consummated at the beginning of the periods presented, nor of results to be expected in the future. Furthermore, the unaudited Pro Forma consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations do not reflect changes that may have occurred as the result of post-acquisition activities and other matters.

Note 2 -.This note summarizes the significant terms of the transaction and how it has been accounted for:

On April 18, 2006, Manaris, Avensys and Avensys Laboratories Inc ("ALI"), entered into an Asset Purchase Agreement (the "Agreement") to acquire the manufacturing assets and research and development assets of ITF Optical Technologies Inc.,, a designer and manufacturer of advanced photonic solutions based on proprietary all-fiber technology. The transaction represents the acquisition of a business, which adds complementary products to Avensys' current offerings and provides access to a new potential customer base. ITF Optical Technologies Inc. specializes in providing applications for submarine, military, telecom and industrial uses.

The purchase price paid for the manufacturing assets acquired by Avensys, pursuant to the ITF Agreement, was approximately $1,526,651 (CAD $1,750,000), comprised of $654,279 (CAD $750,000) in cash and $872,372 (CAD$1,000,000) of
Manaris common stock (2,550,795 common shares).

ALI, Avensys's research and development partner, also pursuant to the ITF Agreement, purchased ITF Optical Technologies Inc. research and development assets and intellectual property rights (the "R&D assets"). The consideration paid for the R&D assets was CAD$2,000,000 representing the fair market value of the R&D assets, payable in 580,000 shares of common stock of ALI and 2,000,000 shares of Class E preferred stock of ALI (the "Avensys Laboratories Shares") issued to the former shareholders of ITF Optical Technologies Inc. (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares issued pursuant to the ITF Agreement represent 58% of the voting stock of ALI. As a result of the ITF Agreement, Avensys' ownership of the voting stock of ALI has decreased from 49% to 42%.

In connection with the ITF Agreement, the following additional agreements were also entered into:

o A License Agreement was entered into between Avensys and ALI, pursuant to which Avensys was granted an exclusive license to use ALI's intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating ALI's intellectual property. As consideration for the license, Avensys will be making royalty payments to ALI. Also pursuant to the License Agreement, ALI will continue to conduct research and development for the mutual benefit of both parties.

o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares, subject to limited exceptions. The Shareholder Agreement also stipulates that, between April 1, 2009 and October 1, 2009, each ITF Preferred Shareholder shall have an option to (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of $1,793,722 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for 3,826,531 freely tradable shares of Manaris common shares determined based upon its proportionate share of $1,345,291 (CAD $1,500,000) divided by a reference per share price of $0.35 (CAD $0.39).

As a result of the above arrangements, ALI has been determined to be variable interest entity for which Avensys is the primary beneficiary. Accordingly, ALI is accounted for as a consolidated subsidiary. The Preferred Shareholder arrangement entitling these shareholders to a right to receive a fixed amount of CAD$2,000,000 or a fixed number of the Company's common shares has been accounted for as a convertible liability consisting of a debt instrument with an embedded conversion option. The debt instrument has been measured at its present value of $794,148 on the date of issuance. This carrying value will be accreted to the face amount of CAD$2,000,000 using the effective interest rate method to the first date the shareholders could require a payment. The carrying value of the note as at June 30, 2006 is $877,675. The embedded conversion option has been classified as a liability and was recognized at its fair value on the date of issuance of $503,814. Subsequently, this conversion option is measured at fair value with changes in fair value included in the Statement of Operations. The fair value of this embedded conversion option was $458,271 as of June 30, 2006. The fair value of the embedded conversion option is determined by using the Black-Scholes Model.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 2 (continued)

The purchase price of the acquired assets was calculated as follows:

                                                        $
     Manufacturing Assets
     Cash                                             654,279
     Fair value of Manaris shares issued              872,372
                                               ---------------
                                                    1,526,651
                                               ---------------
     R&D Assets
     Balance of purchase price payable                794,148
     Fair Value of Derivative Instrument              503,814
                                               ---------------
                                                    1,297,962
                                               ---------------

     Transaction Costs                                139,493
                                               ---------------
                                                    2,964,106
                                               ---------------


The fair value of Manaris shares issued was determined based upon the average share price for a period of three days before and after the date the terms of the acquisitions were negotiated and announced, being April 4, 2006.

The purchase price was allocated to the following assets and liabilities:

                                                     $

     Accounts Receivable                           31,351
     Inventories                                  475,609
     Depreciable Fixed Assets                   2,599,190
     Developed Technologies                       209,509
     Trade Name                                   111,738
     Deferred Revenues                            (31,351)
     Assumed Capital Leases                      (327,255)
     Warranties                                  (104,685)
                                           ---------------
                                                2,964,106
                                           ---------------


Note 3 - The accompanying unaudited Pro Forma Consolidated financial information, which give effect to the acquisition of ITF Optical Technologies Inc. (as described in Note 2 above) as if it had occurred on July 1, 2004 in the case of the statements of operations and as of March 31, 2006 in the case of the balance sheet. This unaudited pro forma financial information has been prepared from the audited consolidated financial statements of Manaris Corporation ("Manaris") for the year ended June 30, 2005, the unaudited consolidated financial statements of Manaris for the nine-month period ended March 31, 2006, the audited consolidated financial statements of ITF Optical Technologies Inc.
(ITF) for the year ended June 30, 2005 and the unaudited consolidated interim financial statements of ITF Optical Technologies Inc. ("ITF") for the nine-month period ended March 31, 2006. This pro forma information is unaudited and should be read in conjunction with the above-noted consolidated financial statements of Manaris and of ITF included elsewhere in this document.

The accompanying unaudited pro forma information was prepared by combining -

o the unaudited consolidated balance sheet of Manaris with the unaudited consolidated balance sheet of ITF for the nine-month period ended March 31, 2006;
o the audited consolidated Statement of Operations of Manaris for the year ended June 30, 2005 with the audited results of operations of ITF for the year ended June 30, 2005. The Statement of operations of Manaris for the year ended June 30, 2005 has been adjusted to reflect the acquisition of Avensys Inc., which occurred on February 28, 2005, as if it too had occurred on July 1, 2004;
o Further, the results of operations and balance sheet figures of ITF have been adjusted for any differences between Canadian and US GAAP and have been converted to US Dollars using the exchange rate in effect at the date of balance sheet or the average exchange rate for the relevant period in the case of pro forma statements of operations.
o In addition, the pro forma information includes other adjustments to reflect the ITF acquisition as of the dates noted above.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 4 A - Reconciliation of ITF Canadian GAAP Balance Sheet to US GAAP Balance Sheet as at March 31, 2006 (in 000's):

                                             ITF CA GAAP          US GAAP         ITF US GAAP        ITF US GAAP
                                            Balance Sheet       Adjustment       Balance Sheet      Balance Sheet
                                                                    (b)                                  (a)
                                                  $                  $                 $                  $
                                                 CAD                CAD               CAD                USD
Assets - Current Assets
Cash and equivalents                               810                                 810                 694
Short Term Investment (3 months +)              11,997                (8)           11,989              10,272
Accounts receivable                                658                                 658                 564
Other receivable                                 1,065                               1,065                 912
Inventory                                          508                                 508                 435
Prepaid expenses                                    78                                  78                  67
-----------------------------------------------------------------------------------------------------------------
Total Current Assets                            15,116                (8)           15,108              12,944

Property and equipment                           2,016                               2,016               1,727
Prepaid expenses - long term                       136                                 136                 117
-----------------------------------------------------------------------------------------------------------------
Total Assets                                    17,268                (8)            17,260             14,788
-----------------------------------------------------------------------------------------------------------------
Current liabilities
Accounts payable and accrued liabilities         1,359                               1,359               1,164
Deferred Revenues                                   45                                  45                  38
Current portion of long-term debt                  379                                 379                 325
-----------------------------------------------------------------------------------------------------------------
Total Current Liabilities                        1,783                 -             1,783               1,527

Long-term debt, less current portion                59                                  59                  50
-----------------------------------------------------------------------------------------------------------------
Total Liabilities                                1,842                 -             1,842               1,577
Preferred Shares                                39,409           (39,273)              136                 117
Stockholders' Equity (Deficit)
Capital stock                                   99,656            39,273           138,929             119,034
Additional Paid-in Capital                         875                                 875                 750
Deficit                                       (124,514)               (8)         (124,522)           (106,690)
-----------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)           (23,983)           39,265            15,282              13,094
-----------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders'
  Equity (Deficit)                              17,268                (8)           17,260              14,788
-----------------------------------------------------------------------------------------------------------------

(a) Utilized Bank of Canada noon rate on March 31, 2006 to establish the currency exchange rate to convert Canadian Dollar to US Dollar amounts. Exchange rate is USD $0.8568 = CAD $1.000.
(b) Short term investments: US GAAP require securities to be classified as either held for trading, held to maturity or available for sale. ITF Optical Technologies Inc. classified all investments as held for trading under US GAAP, which are carried on the balance sheet at their fair value. Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under US GAAP. At March 31, 2006, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the excess of their cost over their fair value is $8,000.
      Preferred Shares: Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under US GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. As the senior convertible preferred shares are only redeemable in certain circumstances which are not entirely under the control of the Company, US GAAP require that the Company's senior convertible preferred shares be presented as equity, net of issuance costs. At March 31, 2006, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect of this reclassification on the balance sheet of ITF Optical Technologies Inc. is an increase in equity of $39,273,000, with a corresponding reduction to liabilities.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 4 B - Explanation of Purchase Price Allocation adjustments to the pro forma balance sheet of March 31, 2006:

                                                 Purchase Price
                                             Allocation Adjustments
                                               (in '000s of USD)
                                                         $

          Assets
(i)       Cash and equivalents                           (654)
(ii)      Accounts receivable                              31
(iii)     Inventory                                        40
(iv)      Property and equipment                          872
(v)       Intangible assets                               321

          Liabilities
(i),(vi)  Accounts payable and accrued liabilities        244
(ii)      Deferred Revenues                                31
(vii)     Current portion of long-term debt                 2
(i)       Derivative Financial Instrument                 504
(i)       Balance of Purchase Price                       794
(i)       Additional Manaris Shares issued                872


(i) The purchase price of the acquired assets and liabilities is represented by cash of $654,000, Manaris shares issued of $872,000 fair value of the derivative financial instrument of $504,000, balance of purchase price payable of $794,000 and transaction costs of $139,000.
(ii) Accounts receivable of $31,000 were offset against deferred revenues arising out of obligations to provide services, contracted by ITF Optical Technologies Inc., required to be performed by Avensys, subsequent to the ITF transaction.
(iii) Inventory is adjusted by $40,000 to reflect the balance as of the date of acquisition of $476,000.
(iv) Property and equipment is adjusted $872,000 to reflect its fair value of $2,599,000 as of the date of acquisition.
(v) Acquired intangible assets are valued at their fair value of $321,000 as of the date of acquisition.
(vi) Accounts payable and accrued liabilities resulting from the ITF transaction are comprised of $139,000 in transaction costs payable and $105,000 in warranties assumed by Avensys.
(vii) Current portion of long-term debt is adjusted by $2,000 to the balance as of the date of acquisition of $327,000.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 5 A - Reconciliation of ITF Canadian GAAP Statement of Operations to US GAAP Statement of Operations for year ended June 30, 2005 (in 000's):

                                               ITF CA GAAP                         ITF US GAAP        ITF US GAAP
                                               Statement of         US GAAP        Statement of       Statement of
                                                Operations        Adjustment        Operations         Operations
                                                                     (ii)                                 (i)

                                                    $                 $                 $                 $
                                                   CAD               CAD               CAD               USD
Revenue                                           4,241                               4,241              3,394
Cost of Revenue                                   3,916                               3,916              3,134
------------------------------------------------------------------------------------------------------------------
Gross Profit                                        325                 -               325                260
------------------------------------------------------------------------------------------------------------------

Expenses
Depreciation and amortization                     1,655                               1,655              1,324
Selling, general and administrative               2,113                               2,113              1,691
Research and development                          2,827                               2,827              2,262
Stock based compensation                                               (2)               (2)                (2)
Other Operating Expense                             357                                 357                286
------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                          6,952                (2)            6,950              5,561
------------------------------------------------------------------------------------------------------------------

Profit (Loss) from Continuing Operations         (6,627)                2            (6,625)            (5,301)
Interest Income (Expense)                           453                10               463                370
Amortization of Deferred Issuance Costs                               102               102                82
Foreign exchange gain (loss)                        (12)                                (12)               (10)
Other Revenues (Expenses)                          (229)                               (229)              (183)
------------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Income Tax Benefit      (6,415)              114            (6,301)            (5,042)
Income Tax Benefit - Refundable tax credits          42                                  42                 34
------------------------------------------------------------------------------------------------------------------
Net loss from Continuing Operations              (6,373)              114            (6,259)            (5,008)
------------------------------------------------------------------------------------------------------------------

(i) Utilized Bank of Canada average noon rate for the year ending June 30, 2005 to establish the currency exchange rate to convert Canadian Dollar to US Dollar amounts. Exchange rate is USD $0.8002 = CAD $1.000.

(ii) Interest Income: US GAAP require securities to be classified as either held for trading, held to maturity or available for sale. ITF Optical Technologies Inc. classified all investments as held for trading under US GAAP, which are carried on the balance sheet at their fair value. Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under US GAAP. For the year ended June 30, 2005, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect on net loss would have been a $10,000 increase in loss.

      Stock based compensation: US GAAP require securities to be classified as either held for trading, held to maturity or available for sale. The Company has classified all investments as held for trading under US GAAP, which are carried on the balance sheet at their fair value. All changes in the fair value of held for trading securities are recorded in income in the period in which they occur. Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under US GAAP. For the year ended June 30, 2005, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect on net loss would have been a $2,000 decrease in loss.

      Amortization of Deferred Financing Costs: Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under US GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. For the year ended June 30, 2005, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect on net loss would have been a $102,000 increase in loss.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 5 B - Explanation of Adjustments to pro forma statement of operations for the year ended June 30, 2005:

                                                            Adjustments
                                                         (in '000s of USD)
                                                                 $

(i)    Depreciation and amortization                           (643)
(ii)   Research and development                               1,407
(iii)  Interest Income (Expense)                               (356)
(iv)   Debenture accretion                                      273
(iii)  Foreign exchange gain (loss)                              12
(ii)   Income Tax Benefit - Refundable tax credits            1,407


(i) Depreciation and amortization has been adjusted to account for depreciation based on the fair value of acquired manufacturing and R&D assets of $2,599,000, and amortization based on the fair value acquired intangible assets of $321,000.
(ii) ITF Optical Technologies Inc. recorded research and development tax credits of $1,407,000 for the fiscal year ended June 30, 2005 as a reduction of research and development expenses. Consequently, research and development tax credits were reclassified to conform to the presentation adopted by Manaris, which presents research and development tax credits as a part of income tax in the statement of operations.
(iii) Interest income (expense) was adjusted as follows:
      o $370,000 pro forma adjustment of interest income earned on short-term investments not acquired as part of the ITF transaction.
      o $12,000 reclassification of foreign exchange loss to conform to Manaris presentation.
      o $26,000 pro forma, pro rata allocation of a change in the fair value of derivative instruments issued as part of the ITF transaction, having the effect of reducing interest expense.
(iv) Debenture accretion is adjusted to account for the balance of purchase price payable as part of the ITF transaction, accreted over three years with an effective annual rate of 30%. The balance of purchase price represents the present of value of R&D assets to be acquired by Avensys in April 2009 for CAD $2,000,000, through the exercise of a put option by the ITF Preferred Shareholders (see Note 2).

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 5 C - Explanation of adjustments to Manaris Corporation statement of operations for the year ended June 30, 2005:

The Manaris statement of operations for the year ended June 30, 2005 has been adjusted to reflect the pro forma results of operations of Avensys Inc. for the period commencing July 1, 2004 and ending February 28, 2005, which gives effect to the acquisition of Avensys as if it had occurred on July 1, 2004. Avensys was acquired by Manaris in February, 2005, and as described in Note 2, above, Avensys subsequently acquired assets of ITF Optical Technologies Inc in April 2006. The adjustments are as follows:

                                                                         Avensys Pro     Manaris Pro Forma
                                               Manaris Results of           Forma          Statement of
                                              Continuing Operations      Information        Operations

                                                        $                     $                 $
Revenue                                                3,581                  6,309            9,890
Cost of Sales                                          2,306                  5,228            7,534
--------------------------------------------------------------------------------------------------------
Gross Profit                                           1,275                  1,081            2,356
--------------------------------------------------------------------------------------------------------

Expenses
Depreciation and amortization                            374                    267              641
Selling, general and administrative                    3,244                  1,993            5,237
Acquired in-process r&d                                  387                                     387
Disposal of long-lived assets                             15                                      15
Impairment of goodwill and other intangible assets       117                                     117
Research and development                                 732                    735            1,467
Stock based compensation                               1,217                   (425)            792
Contigency loss                                          193                                     193
--------------------------------------------------------------------------------------------------------
Total Operating Expenses                               6,279                  2,570            8,849
--------------------------------------------------------------------------------------------------------

Profit (Loss) from Continuing Operations              (5,004)                (1,489)          (6,493)
Interest Income (Expense)                               (200)                                   (200)
Debenture accretion                                     (609)                                   (609)
Other Revenues (Expenses)                                  -                    (454)           (454)
--------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Income Tax Benefit           (5,813)                (1,943)          (7,756)
Income Tax Benefit - Refundable tax credits               65                    593              658
--------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Non-controling interest      (5,748)                (1,350)          (7,098)
Non-Controling Interest                                   (1)                   (97)             (98)
--------------------------------------------------------------------------------------------------------
Net loss from Continuing Operations                   (5,749)                (1,447)          (7,196)

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 6 A - Reconciliation of ITF Canadian GAAP Statement of Operations to US GAAP Statement of Operations for nine-month period ended March 31, 2006 (in 000's):

                                                        ITF CA GAAP                      ITF US GAAP      ITF US GAAP
                                                       Statement of       US GAAP       Statement of     Statement of
                                                        Operations       Adjustment      Operations       Operations
                                                                            (ii)                              (i)
                                                             $               $                $                $
                                                            CAD             CAD              CAD              USD

Revenue                                                    3,041                            3,041            2,585
Cost of Sales                                              2,036                            2,036            1,731
---------------------------------------------------------------------------------------------------------------------
Gross Profit                                               1,005              -             1,005              854
---------------------------------------------------------------------------------------------------------------------

Expenses
Depreciation and amortization                                666                              666              566
Selling, general and administrative                        1,970                            1,970            1,675
Research and development                                   1,506                            1,506            1,280
Other Operating Expenses                                     335                              335              285
---------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   4,477             -              4,477            3,806
---------------------------------------------------------------------------------------------------------------------

Profit (Loss) from Continuing Operations                  (3,472)             -            (3,472)          (2,952)
Interest Income (Expense)                                    321             (9)              312              265
Amortization of Deferred Issuance Costs                                      76                76               65
Foreign exchange gain (loss)                                  32                               32               27
Other revenues (expenses)                                   (140)                            (140)            (119)
---------------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Income Tax Benefit               (3,259)            67            (3,192)          (2,714)
Provision for Income Taxes                                    (2)                              (2)              (2)
---------------------------------------------------------------------------------------------------------------------
Net Profit (Loss) before Non-controling interest          (3,261)            67            (3,194)          (2,716)
Non-Controling Interest                                        -                                -                -
---------------------------------------------------------------------------------------------------------------------
Net loss from Continuing Operations                       (3,261)            67            (3,194)          (2,716)
---------------------------------------------------------------------------------------------------------------------


(i) Utilized Bank of Canada average noon rate for the nine month period ending March 31, 2006 to establish the currency exchange rate to convert Canadian Dollar to US Dollar amounts. Exchange rate is USD $0.8501 = CAD $1.000.
(ii) Interest Income: US GAAP require securities to be classified as either held for trading, held to maturity or available for sale. ITF Optical Technologies Inc. classified all investments as held for trading under US GAAP, which are carried on the balance sheet at their fair value. Under Canadian GAAP, short-term investments are carried at the lower of cost and fair value, and include investments in commercial paper that is carried at amortized cost. Other-than-temporary declines in the value of investments are recorded in earnings based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under US GAAP. For the nine-month period ended March 31, 2006, had the consolidated financial statements of ITF Optical Technologies Inc. been prepared in accordance with US GAAP, the effect on net loss would have been a $9,000 increase in loss.
     Amortization of Deferred Issuance Costs: Canadian GAAP require that equity instruments that provide for mandatory redemption by the issuer for a fixed or determinable amount at a fixed or determinable future date or that give the holder the right to require the issuer to redeem the share at or after a particular date for a fixed or determinable amount be classified as liabilities rather than as equity, and that any related dividends, losses or gains be charged to earnings. Furthermore, under Canadian GAAP, issuance costs related to equity instruments classified as liabilities would be deferred and amortized to earnings over the expected term of the liability. Under US GAAP, such classification is only required when there is an unconditional obligation to redeem at a fixed or determinable date or upon occurrence of an event that is certain to occur. As the senior convertible preferred shares are only redeemable in certain circumstances which are not entirely under the control of the Company, US GAAP require that the Company's senior convertible preferred shares be presented as equity, net of issuance costs. Amortization of deferred issuance costs for the nine-month period ended March 31, 2006 was $76,000.

Manaris Corporation
(formerly a Development Stage Company)
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Note 6 B - Explanation of adjustments to the pro forma statement of operations for the nine-month period ended March 31, 2006:

                                                        Adjustments
                                                     (in '000s of USD)
                                                            $

 (i)  Depreciation and amortization                        (55)
(ii)  Research and development                             576
(iii) Interest Income (Expense)                           (219)
(iv)  Preferred shares Accretion                           266
 (v)  Foreign exchange gain (loss)                         (27)
(ii)  Income Tax Benefit - Refundable tax credits          576


(i) Depreciation and amortization has been adjusted to account for depreciation based on the fair value of acquired manufacturing and R&D assets of $2,599,000, and amortization based on the fair value acquired intangible assets of $321,000, pro-rated for nine months.
(ii) ITF Optical Technologies Inc. recorded research and development tax credits of $576,000 for the nine-month period ended March 31, 2006 as a reduction of research and development expenses. Consequently, research and development tax credits were reclassified to conform to the presentation adopted by Manaris, which presents research and development tax credits as a part of income tax in the statement of operations.
(iii) Interest income (expense) was adjusted as follows:
      o $265,000 pro forma adjustment of interest income earned on short-term investments not acquired as part of the ITF transaction.
      o $27,000 reclassification of foreign exchange gain to conform to Manaris presentation.
      o $19,000 pro forma, pro rata allocation of a change in the fair value of derivative instruments issued as part of the ITF transaction, having the effect of reducing interest expense.
(iv) Debenture accretion is adjusted to account for the balance of purchase price payable as part of the ITF transaction, accreted over three years with an effective annual rate of 30%. The balance of purchase price represents the present of value of R&D assets to be acquired by Avensys in April 2009 for CAD $2,000,000, through the exercise of a put option by the ITF Preferred Shareholders (see Note 2).